UNITED STATES SECURITIES

AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO

SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO. )

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☐   Definitive Proxy Statement

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15 Koch Road, Suite K

Corte Madera, California 94925

SUPPLEMENT DATED JUNE 26, 2024

TO PROXY STATEMENT DATED MAY 17, 2024

FOR THE

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD JUNE 27, 2024

On May 17, 2024, RH filed a definitive proxy statement on Schedule 14A (the “Proxy Statement”) with the Securities and Exchange Commission, which was distributed in connection with RH’s Annual Meeting of Shareholders scheduled for June 27, 2024 (the “Annual Meeting”). RH is filing this supplement to the Proxy Statement solely to correct inadvertent errors in the deadlines for the submission of shareholder proposals and nominations to be considered at next year’s annual shareholder meeting (the “2025 Annual Meeting of Shareholders”), which were disclosed on page 117 of the Proxy Statement.  As corrected, the information under “SHAREHOLDER PROPOSALS FOR THE 2025 ANNUAL MEETING” should read as follows:

SHAREHOLDER PROPOSALS FOR THE 2025 ANNUAL MEETING

Requirements for Shareholder Proposals to be Brought Before an Annual Meeting. The Company’s Bylaws provide that, for shareholder nominations to our Board of Directors or other proposals to be considered at an annual meeting, the shareholder must give timely notice thereof in writing to the Corporate Secretary at RH, 15 Koch Road, Corte Madera, CA 94925.

To be timely for the 2025 Annual Meeting of Shareholders, a shareholder’s notice must be delivered to or mailed and received by our Corporate Secretary at our principal executive offices between January 17, 2025 and February 16, 2025. A shareholder’s notice to the Corporate Secretary must set forth as to each matter the shareholder proposes to bring before the annual meeting the information required by the Company’s Bylaws, a copy of which is available as Exhibit 3.1 to our Current Report on Form 8-K filed with the SEC on March 18, 2024, which includes certain requirements regarding the form and content of a shareholder’s notice.

In addition, shareholders who intend to solicit proxies in support of director nominees other than the company’s nominees must also comply with the additional requirements of Rule 14a-19(b) of the Securities Exchange Act of 1934.

Requirements for Shareholder Proposals to Be Considered for Inclusion in Our Proxy Materials. Shareholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at the Company’s 2025 annual meeting must be received by us not later than January 17, 2025 in order to be considered for inclusion in the Company’s proxy materials for that meeting.

This supplement does not change or amend any other disclosures included in the Proxy Statement.